UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2014

______________________________

 KBR, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-33146	20-4536774
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

601 Jefferson Street
Suite 3400
Houston, Texas  77002
(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 753-3011

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On May 9, 2014, KBR, Inc. (“KBR”) received a Waiver under its Five Year Revolving Credit Agreement dated as of December 2, 2011 (the “Credit Agreement”), providing for the waiver of compliance with certain representations, warranties and covenants of the Credit Agreement.  The Waiver relates to certain defaults that were triggered, or might have been triggered, arising from KBR’s previously announced restatement of its December 31, 2013 financial statements, and from the timing and delivery of financial statements for the three months ended March 31, 2014, and related documents, due to delays caused by the pending restatement, as described in KBR’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 5, 2014.  Together, the Waiver and the Credit Agreement require that KBR deliver its amended Form 10-K for the year ended December 31, 2013, its Form 10-Q for the three months ending March 31, 2014, and Form 10-Q for the three months ended June 30, 2014, and related certificates by August 30, 2014.  After giving effect to the Waiver, no event of default exists under the Credit Agreement as a result of the previously announced restatement, and KBR may request the issuance of new letters of credit and loan advances under the Credit Agreement in accordance with its terms. The Waiver is filed as Exhibit 10.1 to this Form 8-K.

ITEM 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

10.1	Waiver dated as of May 9, 2014

99.1	Press release titled “KBR, Inc. Receives Bank Waiver of Compliance for Revolving Credit Agreement”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBR, INC.

Date May 13, 2014	By:	/s/ Jeffrey B. King
Jeffrey B. King Vice President, Public Law